Exhibit 99.2
SPECIAL MEETING OF THE MEMBERS
Tuesday, August 28, 2007
7:00 p.m. Local Time
Marion High School Gymnasium
100 S. Cedar
Marion, SD
Millennium Ethanol, LLC
proxy

This proxy is solicited by the Board of Managers for use at the Special Meeting of the Members on August 28, 2007.
The undersigned member of Millennium Ethanol, LLC, a South Dakota limited liability company (the “Company”), hereby acknowledges receipt of the Notice of Special Meeting of Members of the Company (the “Special Meeting”) and Proxy Statement, each dated July 27, 2007, and hereby appoints Steve Domm and Dennis Koerner, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the special meeting to be held on Tuesday, August 28, 2007 at 7:00 p.m., local time, at the Marion High School Gymnasium, 100 S. Cedar, Marion, South Dakota, and at any adjournment(s) or postponement(s) thereof, and to vote, as designated on the reverse side, all units of the Company which the undersigned would be entitled to vote at said special meeting if then and there personally present, hereby revoking all proxies previously granted.
This proxy when properly executed will be voted in the manner directed by the undersigned. If no direction is given, this proxy will be voted FOR such proposal except that no proxy marked against Proposal No. 1 will be voted for Proposal No. 2.
See reverse for voting instructions.
COMPANY #
There are two ways to vote your Proxy
Your Internet vote authorizes the Named Proxies to vote your units in the same manner as if you marked, signed and returned your proxy card.
•	VOTE BY INTERNET — http://www.eproxy.com/miet/ — QUICK • • • EASY• • • IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on Monday, August 27, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

•	VOTE BY MAIL

•	Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Millennium Ethanol LLC, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Internet, please do not mail your Proxy Card

The Board of Managers Recommends a Vote FOR Proposals 1 and 2.

1.	To approve and adopt the Agreement and Plan of Merger (“Merger Agreement”), dated as of May 31, 2007, among the Company, US BioEnergy Corporation and US Bio Acquisition Sub, LLC, and to approve the transactions contemplated by the Merger Agreement, including the merger:	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To grant the persons named as proxies discretionary authority to vote to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approving and adopting the Merger Agreement and approving the transactions contemplated by the Merger Agreement, including the merger:	FOR ☐	AGAINST ☐	ABSTAIN ☐
In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting, or any postponement(s) or adjournment(s) thereof.
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR PROPOSAL NO. 1 TO APPROVE AND ADOPT THE MERGER AGREEMENT AND APPROVE THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER; AND (2) FOR GRANTING THE AUTHORITY SET FORTH IN PROPOSAL NO. 2, EXCEPT THAT NO PROXY MARKED AGAINST PROPOSAL NO. 1 WILL BE VOTED FOR PROPOSAL NO. 2.
Address Change? Mark Box ☐ Indicate changes below:

Date
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Signature(s) in Box

Note: Please sign exactly as your name or names appear on this proxy. When units are held jointly, each member should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signor is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.